                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                     AIR EXPRESS INTERNATIONAL CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                     AIR EXPRESS INTERNATIONAL CORPORATION
                               120 TOKENEKE ROAD
                           DARIEN, CONNECTICUT 06820

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 JUNE 19, 1997

                               ----------------

  The Annual Meeting of Shareholders of Air Express International Corporation (the "Company") will be held at the Hyatt Regency Greenwich, 1800 East Putnam Avenue, Old Greenwich, Connecticut, on Thursday, June 19, 1997, at 11:00 a.m., Eastern Daylight Time, for the following purposes:

  (1) To elect eight (8) directors;

  (2) To act on a proposal to approve the adoption of the Company's Executive Incentive Award Plan; and

  (3) To transact such other business as properly may come before the meeting or any adjournment thereof.

  The Board of Directors has fixed the close of business on May 8, 1997, as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.

                                          By Order of the Board of Directors

                                          Daniel J. McCauley, Secretary

Darien, Connecticut
May 16, 1997

                               ----------------

  WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN, AND MAIL THE ACCOMPANYING FORM OF PROXY TO THE COMPANY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED STAMPED ENVELOPE.

                     AIR EXPRESS INTERNATIONAL CORPORATION
                               120 TOKENEKE ROAD
                               DARIEN, CT 06820

                               ----------------

                                PROXY STATEMENT

                               ----------------

  The accompanying proxy is solicited by the Board of Directors of Air Express International Corporation (the "Company") in connection with the Annual Meeting of Shareholders to be held on Thursday, June 19, 1997, or at any adjournment thereof, for the purposes set forth in the accompanying notice of the meeting. The Board of Directors has fixed the close of business on May 8, 1997, as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting. On that date, there were outstanding 22,841,011 shares of Common Stock. Each holder of Common Stock is entitled to one vote for each share held on all matters to come before the meeting, including the election of directors. Shares may be voted in person or by proxy. The accompanying proxy may be revoked by the person giving it at any time prior to its being voted by filing a written notice of such revocation with the Secretary of the Company or by attending the meeting and voting in person. This proxy statement and the accompanying form of proxy are first being sent or given to security holders on or about May 16, 1997.

  A majority of the outstanding shares entitled to vote must be present in person or represented by proxy at the meeting to constitute a quorum. The shares represented by a proxy which is timely returned and marked "Abstain" as to any matter as well as broker non-votes will be considered present at the meeting and will be included in the calculation of those shares needed to constitute a quorum. The shares represented by such proxies, although considered present for proxy purposes, will not be considered a part of the voting power present with respect to any proposal which is abstained from or to which the broker non-vote relates.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth as of April 23, 1997 (except as otherwise noted), information with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than 5% of the outstanding Common Stock of the Company, (ii) each executive officer of the Company named in the Summary Compensation Table under "Executive Compensation" in this Proxy Statement, (iii) each current director (each of whom is also a nominee for election as a director at the meeting) and
(iv) all directors and executive officers of the Company as a group. Unless otherwise indicated in the footnotes to this table, beneficial ownership of shares represents sole voting and investment power with respect to those shares:

                                                      SHARES OWNED PERCENTAGE OF
                                                      BENEFICIALLY  OUTSTANDING
    BENEFICIAL OWNER                                       (#)     SHARES (%)(1)
    ----------------                                  ------------ -------------
Wellington Management Company (2)....................  2,239,960        9.8
 75 State Street
 Boston, Massachusetts 02109
FMR Corp. (3)........................................  1,481,725        6.5
 82 Devonshire Street
 Boston, Massachusetts 02109

                                                     SHARES OWNED PERCENTAGE OF
                                                     BENEFICIALLY  OUTSTANDING
    BENEFICIAL OWNER                                      (#)     SHARES (%)(1)
    ----------------                                 ------------ -------------
Hendrik J. Hartong, Jr. (4).........................    357,845        1.6
Guenter Rohrmann (5)................................    307,140        1.3
Robert J. O'Connell (6).............................     54,879        (11)
Dennis M. Dolan (7).................................     70,340        (11)
Giorgio Laccona (8).................................     29,185        (11)
John M. Fowler......................................     30,000        (11)
Donald J. Keller....................................      3,375        (11)
Andrew L. Lewis IV..................................      9,905        (11)
Richard T. Niner (9)................................    403,058        1.8
John Radziwill......................................    272,335        1.2
Noel E. Vargas (10).................................    334,589        1.5
All directors and executive officers as a group
(consisting of 14 persons)..........................  1,969,851        8.6

--------
 (1) Shares issuable upon the exercise of stock options owned by that person which can be exercised within 60 days of April 23, 1997, are deemed outstanding for the purpose of computing the number and percentage of outstanding shares owned by that person (and any group that includes that person) but are not deemed outstanding for the purpose of computing the percentage of outstanding shares owned by any other person.
 (2) Based on information set forth in a statement on Schedule 13G filed by Wellington Management Company ("Wellington"), at January 24, 1997, Wellington shared voting and dispositive power with respect to an aggregate of 2,239,960 shares owned by clients for whom it acts as an investment advisor.
 (3) Based on information set forth in a statement on Schedule 13G filed jointly by FMR Corp. ("FMR"), Edward C. Johnson 3d ("Mr. Johnson"), Abigail P. Johnson ("Ms. Johnson") and Fidelity Management & Research Company ("Fidelity"), at February 14, 1997, FMR owned an aggregate of 1,481,725 shares. These shares include 1,357,200 shares beneficially owned by Fidelity in its capacity as investment advisor to various registered investment companies. Mr. Johnson, the Chairman of FMR, and FMR, through its control of Fidelity, each has sole power to dispose of the 1,357,200 shares owned by the investment companies. Neither Mr. Johnson nor FMR has the sole power to vote or direct the voting of such shares, since such shares are voted by Fidelity in accordance with written guidelines established by the boards of trustees of the investment companies. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR ("Fidelity Management"), is the beneficial owner of 124,525 shares as a result of its acting as investment manager of certain institutional accounts. Mr. Johnson and FMR, through control of Fidelity Management, each has sole voting and dispositive power over such 124,525 shares.
 (4) Includes 68,500 shares issuable upon the exercise of stock options.
 (5) Includes 102,750 shares issuable upon the exercise of stock options.
 (6) Includes 40,125 shares issuable upon the exercise of stock options.
 (7) Includes 29,250 shares issuable upon the exercise of stock options.
 (8) Includes 24,375 shares issuable upon the exercise of stock options.
 (9) Includes 3,374 shares held in custodial accounts for the benefit of Mr. Niner's children.
(10) Includes 111,880 shares held as trustee of the Vargas Family Trust for the benefit of Mr. Vargas and certain members of his family as to which Mr. Vargas has sole voting and dispositive power.
(11) Less than 1%.

                             ELECTION OF DIRECTORS

NOMINEES AND VOTE REQUIRED

  Eight directors are to be elected at the Annual Meeting, each to serve until the next Annual Meeting of Shareholders and until his successor has been duly elected and qualifies. If no direction to the contrary is given, all proxies received by the Board of Directors will be voted in favor of the nominees listed below. If any nominee is unable or declines to serve, an event not now anticipated by the Board of Directors, such proxies may be voted for the election of a substitute designated by the Board of Directors. Each of the nominees is currently serving as a director of the Company and was elected to that position at the last Annual Meeting of Shareholders.

  A plurality of the votes of the shares present in person or represented by proxy at the meeting shall be needed for the election of a director.

  The following table sets forth information with respect to each nominee for election as a director at the Annual Meeting:

                                                                       DIRECTOR
                                  PRINCIPAL OCCUPATION AND OTHER     CONTINUOUSLY
           NAME             AGE            DIRECTORSHIPS                SINCE
 ------------------------   --- ----------------------------------   ------------
 John M. Fowler..........   48  Executive Vice President and Chief       1985
                                Financial Officer, MoneyGram
                                Payment Systems, Inc. since
                                October 1996. Independent business
                                consultant from July 1995 through
                                October 1996. Executive Vice
                                President of Travelers Group Inc.
                                (formerly Primerica Corporation),
                                New York, New York, 1991 through
                                June 1995. Director of
                                Transatlantic Holdings, Inc. and
                                MoneyGram Payment Systems, Inc.
  Hendrik J. Hartong, Jr..  58  Chairman of the Board of the             1985
                                Company since 1985 (Chief
                                Executive Officer from 1985 to
                                1989); General Partner since 1985
                                of Brynwood Management, since 1988
                                of Brynwood Management II and
                                since 1996 of Brynwood Management
                                III, entities that serve,
                                respectively, as the managing
                                general partner of Brynwood
                                Partners Limited Partnership,
                                Brynwood Partners II L.P. and
                                Brynwood Partners III, L.P.,
                                private investment partnerships.
                                Director of Hurco Companies, Inc.
  Donald J. Keller........  65  Chairman of the Board of Prestone        1990
                                Products Corporation since January
                                1995, Chairman of the Board of B.
                                Manischewitz Company since March
                                1993 (President, Co-Chief
                                Executive Officer and a director
                                from May 1992 to March 1993);
                                consultant and private investor
                                from 1989 to May 1992. Director of
                                Sysco Corporation.
  Andrew L. Lewis IV......  40  President, KRR Partners L.P., a          1986
                                private investment partnership,
                                since July 1993; independent
                                business consultant from July 1990
                                to March 1993; Chief Executive
                                Officer of Environmental
                                Management Services, an
                                environmental consulting firm,
                                from 1988 to 1990. Director of
                                Hurco Companies, Inc. and
                                Independence Blue Cross and Blue
                                Shield of Philadelphia.

                                                                       DIRECTOR
                                PRINCIPAL OCCUPATION AND OTHER       CONTINUOUSLY
         NAME          AGE              DIRECTORSHIPS                   SINCE
 --------------------- --- ---------------------------------------   ------------
 Richard T. Niner..... 57  General Partner since 1985 of Brynwood        1985
                           Management and since 1988 of Brynwood
                           Management II, entities that serve,
                           respectively, as managing general
                           partner of Brynwood Partners Limited
                           Partnership and Brynwood Partners II
                           L.P., private investment partnerships.
                           Director of Arrow International, Inc.,
                           Case Pomeroy & Company, Inc. and Hurco
                           Companies, Inc.
 John Radziwill....... 49  President of Radix Organization Inc.          1995
                           since 1976; President of Radix Ventures
                           Inc. from 1979 until its acquisition by
                           the Company in June 1995.
 Guenter Rohrmann..... 58  President and Chief Executive Officer         1985
                           of the Company since 1989 (President
                           and Chief Operating Officer from 1985
                           to 1989).
 Noel E. Vargas....... 69  President of Luskcom Group Inc. since         1996
                           1975 (President and Chief Executive
                           Officer until its acquisition by the
                           Company in April 1996).

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE ELECTION OF EACH OF
                            THE FOREGOING NOMINEES.

COMMITTEES OF THE BOARD OF DIRECTORS

  The Board of Directors has an Executive Committee, an Audit Committee, a Compensation and Stock Option Committee and a Nominating Committee.

  The Executive Committee (consisting of Messrs. Hartong, Niner and Rohrmann) has all of the powers of the Board of Directors between meetings of the Board, subject to Delaware law.

  The Audit Committee (consisting of Messrs. Lewis, Keller, Niner and Vargas) has the responsibility of meeting with the Company's independent public accountants and internal auditors to review the plan, scope and results of the audit of the Company's annual financial statements and the recommendations of the independent accountants regarding the Company's internal accounting systems and controls. The Audit Committee also recommends the appointment of the independent accountants for the ensuing year.

  The Compensation and Stock Option Committee (consisting of Messrs. Fowler, Keller, Lewis and Radziwill) reviews and approves the compensation of officers, including the Chief Executive Officer, and administers the Company's stock option plans. If the Company's Executive Incentive Award Plan is approved at the meeting, the Compensation and Stock Option Committee will be responsible for administering that plan.

  The Nominating Committee (consisting of Messrs. Fowler, Hartong, Niner and Rohrmann) screens and selects candidates to stand for election as directors of the Company. The Nominating Committee will consider responsible recommendations by shareholders of candidates to be nominated as directors of the Company but does not intend to solicit such recommendations. All such recommendations must be in writing to the Nominating Committee addressed to the Secretary of the Company. By accepting a shareholder recommendation for consideration, the Nominating Committee does not undertake to adopt or take any other action concerning such recommendation or to give the shareholder its reasons for any action or inaction.

  During the year ended December 31, 1996, there were six meetings of the Board of Directors, two meetings of the Executive Committee, two meetings of the Audit Committee, one meeting of the Compensation and Stock Option Committee, and one meeting of the Nominating Committee. Each director attended more than 75% of the aggregate of the meetings of the Board of Directors and of the committees thereof on which he served.

DIRECTOR COMPENSATION

  During 1996, each director who is not an officer of the Company received an annual fee of $16,000 for serving as a director ($8,000 in the case of Mr. Vargas, who was elected a director at the Annual Meeting of Shareholders in
1996) and $1,000 for each day of attendance at meetings of the Board of Directors or a committee thereof.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company's directors and executive officers, and each person who beneficially owns more than ten percent of the Company's Common Stock, file with the Securities and Exchange Commission an initial report of beneficial ownership and subsequent reports of changes in beneficial ownership of the Company's Common Stock and to furnish copies of such reports to the Company. Based solely upon a review of the copies of the forms furnished to the Company and inquiry of the Company's directors and executive officers, the Company believes that all of its directors and executive officers, and all persons beneficially owning more than ten percent of the Company's Common Stock, complied in a timely manner with all filing requirements under Section 16(a) applicable to them with respect to transactions during the year ended December 31, 1996.

                APPROVAL OF THE EXECUTIVE INCENTIVE AWARD PLAN

INTRODUCTION

  Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), limits the deductibility of compensation paid to the chief executive officer and certain other executive officers of public companies ("Covered Employees"). Section 162(m) provides that, unless certain conditions are met, compensation to Covered Employees in excess of $1 million in any year will not be deductible by the corporation for federal income tax purposes. However, if compensation in excess of $1 million paid to Covered Employees is "performance-based compensation" under Section 162(m), it will be deductible by the corporation. In light of the adoption of Section 162(m), the Compensation and Stock Option Committee (the "Compensation Committee") initiated an examination of the Company's executive compensation policies to develop a strategy that would likely assure deductibility to the Company of compensation payable to its Covered Employees.

  As a result of its review, the Compensation Committee recommended, and the Board of Directors of the Company adopted, the Executive Incentive Award Plan (the "Incentive Plan"). The Incentive Plan was adopted by the Board of Directors subject to approval by the Company's shareholders at the 1997 annual meeting. If the Incentive Plan is not approved at the 1997 annual meeting, then the Incentive Plan will be void.

SUMMARY OF THE INCENTIVE PLAN

  The following summary of the terms of the Incentive Plan is qualified in its entirety by reference to the full text of the Incentive Plan, a copy of which is attached to this Proxy Statement as Exhibit A.

  Awards under the Incentive Plan may be made by the Compensation Committee to persons who are Covered Employees or whom the Compensation Committee determines may be Covered Employees. Awards under the Incentive Plan which become payable will be paid in cash. Based on information currently available to the Company, the executive officers of the Company who would be eligible to receive payments under the Incentive Plan are the officers named in the Summary Compensation Table.

  The maximum aggregate awards under the Incentive Plan for any Plan Year would be equal to 4% of the Company's consolidated pre-tax income before accrual for any award under the Incentive Plan ("Adjusted Pre-Tax Income"). To the extent that amounts paid under the Incentive Plan in respect of any Plan Year is less than 4% of Adjusted Pre-Tax Income, an amount equal to the lesser of (a) 1% of Adjusted Pre-Tax Income for such Plan Year or (b) the excess of 4% of Adjusted Pre-Tax Income over awards actually paid in respect of such Plan Year would be added to the amount of money which could be paid under the Incentive Plan with respect to the next Plan Year. No one individual may be granted an award under the Incentive Plan for any Plan Year in excess of 3% of the Adjusted Pre-Tax Income for such Plan Year. Participants in the Incentive Plan may be afforded the right to elect to defer receipt of all or a portion of an award under the Incentive Plan.

  Participants in the Incentive Plan may also receive bonus payments outside the Incentive Plan at the discretion of the Compensation Committee. Based on the provisions of Section 162(m) of the Internal Revenue Code, such bonuses may not be deductible to the Company.

  Within the time period prescribed by Section 162(m) of the Internal Revenue Code, the Compensation Committee will establish the performance goals for each fiscal year (or for the nine months ending December 31, 1997 in the case of 1997). The performance goals will be based upon one or more of the following performance measures: return on equity, assets, capital or investment; pre-tax or after-tax profit levels expressed in absolute dollars or earnings per share of the Company; cash flow or similar measures; or the stock price performance of the Company's Common Stock. The performance goals established by the Compensation Committee will include a threshold level of performance below which no award will be payable and a maximum award opportunity for each participant.

  Even after performance goals are fixed for a Plan Year, the Compensation Committee may adjust the method of calculating attainment of the performance goals to take into account (i) extraordinary or non-recurring items, (ii) changes in tax laws, (iii) changes in generally accepted accounting principles or changes in accounting policies, (iv) charges related to restructured or discontinued operations, (v) restatements of prior period financial results and (vi) any other unusual, non-recurring gain or loss that is separately identified and quantified in the Company's financial statements. The Committee may, in its discretion, reduce the performance results upon which awards are based under the Incentive Plan to offset any unintended results arising from events not anticipated when the performance goals were established, provided that such adjustment is permitted by Section 162(m) of the Internal Revenue Code.

  The Incentive Plan is administered by the Compensation Committee, which will certify in writing as to the achievement of performance criteria prior to payment of any awards. Subject to the provisions of the Incentive Plan, the Compensation Committee is authorized to administer and interpret the Incentive Plan and to exercise all powers and authorities either specifically granted to it under, or necessary or advisable in the administration of, the Incentive Plan. The determinations of the Compensation Committee are final and conclusive; provided, however, that no action may be taken which would prevent awards that are intended to provide "performance-based compensation," within the meaning of Section 162(m) of the Internal Revenue Code, from doing so. The Compensation Committee may, in its discretion, reduce in whole or in part the amount of any award that would otherwise be payable to a participant under the Incentive Plan.

  Upon the occurrence of a change in control (as defined in the Incentive
Plan), all outstanding awards under the Incentive Plan will be deemed earned at the maximum performance goal level, and the Company will make a payment of such awards in cash within 10 days after the effective date of the change in control. Any such payment would not consititute "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code.

  The Board of Directors of the Company may amend, modify, suspend or terminate the Incentive Plan for any purpose except that no amendment or alteration will be effective prior to approval by the Company's shareholders to the extent such approval is required pursuant to Section 162(m) of the Internal Revenue Code or otherwise required by law. Further, no amendment to the Incentive Plan shall be effective that would increase the maximum amount that can be paid to a participant under the Incentive Plan for any Plan Year, change the performance criteria set forth in the Incentive Plan or modify the eligibility requirements for participants, unless such amendments are first approved by the Company's shareholders.

  The amounts that may be paid pursuant to the Incentive Plan for 1997 are not currently determinable, nor are such amounts determinable for 1996, assuming the Incentive Plan had been in effect during 1996.

SHAREHOLDER VOTE REQUIRED; BOARD RECOMMENDATION

  Approval of the adoption of the Incentive Plan requires the affirmative vote of a majority of the shares represented at the meeting in person or by proxy.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"APPROVAL OF THE ADOPTION OF THE
                                INCENTIVE PLAN

                            EXECUTIVE COMPENSATION

                          SUMMARY COMPENSATION TABLE

  The following table sets forth the cash compensation, as well as certain other compensation, paid or accrued by the Company to the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company as of December 31, 1996, for their services in all capacities for each of the years in the three-year period ended December 31, 1996:

                                                       LONG-TERM
                                                      COMPENSATION
                                                      ------------
                                                       SECURITIES
                                                       UNDERLYING
                              ANNUAL COMPENSATION (1)   OPTIONS     ALL OTHER
     NAME AND PRINCIPAL       -----------------------    (# OF     COMPENSATION
          POSITION            YEAR SALARY($) BONUS($)   SHARES)       ($)(2)
     ------------------       ---- --------- -------- ------------ ------------
Guenter Rohrmann............. 1996  480,000  800,000          0       40,497
 President and Chief Execu-
  tive                        1995  450,000  650,000     75,000        9,000
 Officer                      1994  420,000  500,000     27,000        9,000
Hendrik J. Hartong, Jr....... 1996  260,000  325,000          0       11,099
 Chairman of the Board        1995  260,000  325,000     50,000        9,000
                              1994  260,000  260,000     18,000        9,000
Robert J. O'Connell.......... 1996  190,000  150,000          0       14,740
 Senior Vice President        1995  180,000  110,000     15,000        9,000
                              1994  180,000   85,000     13,500        9,000
Dennis M. Dolan.............. 1996  175,000  150,000          0       13,088
 Vice President and Chief     1995  160,000  100,000     15,000        9,000
 Financial Officer            1994  140,000   75,000      9,000        9,000
Giorgio Laccona.............. 1996  155,000  150,000          0       12,488
 Vice President, General Man-
  ager                        1995  140,000   75,000     15,000        9,000
 North America                1994  120,000   48,000      7,500        9,000

--------
(1) Salary levels for each year are fixed at the beginning of the year. Bonuses for each year are determined following the end of the year.

(2) Consists of contributions by the Company in the amount of $9,000 for each year for each named executive to its 401(k) Retirement Plan, which covers substantially all U.S.-based employees who are not covered by a collective bargaining agreement. The Company contributes (i) a sum equal to 3% of the salary of each eligible employee and (ii) a further sum, not exceeding 3% of the employee's salary, equal to the amount, if any, contributed by the employee, subject to certain limitations imposed by the Internal Revenue Code. In addition, the Company makes contributions under its Deferred Compensation Plan equal to 3% of the amounts deferred thereunder by the named executive officers. Contributions under the Deferred Compensation Plan for 1996 for Mr. Rohrmann, Mr. Hartong, Mr. O'Connell, Mr. Dolan and Mr. Laccona were $29,400, $0, $4,500, $3,750 and $3,150, respectively. A participant's interest in the Company's contributions to the 401(k) Retirement Plan and the Deferred Compensation Plan vests at the rate of 20% for each of the first five years of service and is fully vested thereafter. The balance in 1996 represents the dollar value of premiums paid by the Company with respect to life insurance for the benefit of each of the named executive officers.

                          STOCK OPTION GRANTS IN 1996

  No options were granted during 1996 to any of the executive officers named in the Summary Compensation Table.

                    AGGREGATED OPTION EXERCISES IN 1996 AND
                       OPTION VALUE AT DECEMBER 31, 1996

  The following table sets forth, for each of the executive officers named in the Summary Compensation Table, information with respect to the exercise of stock options during 1996 and holdings of unexercised options at the end of the year:

                                                    NUMBER OF SHARES        VALUE OF UNEXERCISED
                                                 UNDERLYING UNEXERCISED         IN-THE-MONEY
                                                       OPTIONS AT                OPTIONS AT
                            SHARES      VALUE      FISCAL YEAR END (#)     FISCAL YEAR END ($)(1)
                          ACQUIRED ON  REALIZED ------------------------- -------------------------
                          EXERCISE (#)   ($)    EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          NAME            -----------  -------- ----------- ------------- ----------- -------------
Guenter Rohrmann........        0          0      66,000       81,000       886,147      895,523
Hendrik J. Hartong, Jr..        0          0      44,000       54,000       590,765      597,015
Robert J. O'Connell.....        0          0      27,375       23,625       395,262      304,323
Dennis M. Dolan.........        0          0      19,500       19,500       274,132      234,758
Giorgio Laccona.........        0          0      15,938       17,812       273,947      224,953

--------
(1) Based on the excess of (i) the aggregate market value (closing price on The Nasdaq Stock Market, Inc.) of the underlying shares on December 31, 1996, over (ii) the aggregate exercise price of the options.

EMPLOYMENT CONTRACTS AND CHANGE-OF-CONTROL ARRANGEMENTS

  The Company is party to an employment agreement with each of Messrs. Rohrmann and Hartong that provides for an annual base salary and such annual bonus and incentive compensation as the Board of Directors may determine. The base salary is subject to review annually and currently is $525,000 in the case of Mr. Rohrmann and $260,000 in the case of Mr. Hartong. By its terms, each agreement will expire December 31, 1999. Each agreement provides that in event of a change of control (as defined below), either party may terminate the executive's employment at any time, and upon such termination, the Company would be required to pay in a lump sum the balance of the base salary for the unexpired term of the agreement (but not less than two times the annual base salary). A "change of control" is defined in each agreement as (i) the acquisition by any person

(which term includes any entity or group) of shares of the Company's Common Stock representing more than 40% of the shares outstanding or (ii) the sale or other disposition by the Company of all or substantially all of its assets.

PERFORMANCE GRAPH

  The following Performance Graph compares the cumulative total shareholder return on the Company's Common Stock over the five years ended December 31, 1996, with the cumulative total return for the same period of (i) the Standard & Poor's 500 Stock Index and (ii) a peer group comprised of four publicly-held companies: Airborne Freight Corporation, Expediters International of Washington, Inc., The Harper Group, Inc., and Fritz Companies, Inc. In prior years, the Company included Intertrans Corporation, which was acquired by Fritz Companies, Inc. in 1995, in the peer group. The Company has substituted Fritz Companies, Inc. for Intertrans Corporation, since stock prices for Intertrans Corporation are no longer available. Dividend reinvestment has been assumed and, with respect to companies in the peer group, the returns of each company have been weighted to reflect its stock market capitalization relative to that of the other companies in the group.

                      FIVE YEAR CUMULATIVE TOTAL RETURNS
                  VALUE OF $100 INVESTED ON DECEMBER 31, 1991





                             [GRAPH APPEARS HERE]

                                                 MEASUREMENT PERIOD
                                      -----------------------------------------
                                       1991   1992   1993   1994   1995   1996
                                      ------ ------ ------ ------ ------ ------
Air Express International
Corporation.......................... 100.00 202.09 149.23 227.82 263.59 373.40
Standard & Poor's 500 Stock Index.... 100.00 107.62 118.46 120.03 165.13 203.05
Peer Group........................... 100.00  80.12 107.30 106.15 152.67 110.64

REPORT OF COMPENSATION AND STOCK OPTION COMMITTEE

  The Compensation and Stock Option Committee reviews and approves the annual compensation of the Company's executive officers, as well as the Company's policies and practices with respect to compensation of other management personnel.

  Compensation of executive officers consists primarily of base salary and discretionary bonus awards tied to performance and, where appropriate, the grant of stock options. Although the percentage of total compensation borne by each of these components is not fixed, it is the view of the Committee that, in the case of the most senior officers, the discretionary bonus should represent a substantial percentage of total compensation and, indeed, a greater percentage than is the case with officers having more narrowly-defined responsibilities.

  In reviewing the compensation of the Company's executive officers (including the grant of stock options), the Committee considers (i) the levels of executive compensation paid by the Company's principal competitors in the air freight and air freight forwarding industry (including those publicly-held companies in the peer group shown in the Performance Graph above), to the extent reliable information with respect thereto is available, (ii) the Company's reported earnings, earnings per share and profit margin (operating income as a percentage of revenues), both in absolute terms as well as in relation to budget forecasts, results for prior years and competitors' results (where publicly available), (iii) the Company's return on equity and stock price performance relative to those of its publicly-held competitors and the market as a whole and (iv) the extent to which the Company has achieved or exceeded its goal for the year. No specific weight is accorded to any single factor and different factors may be accorded greater or lesser weight in particular years or for particular officers. Salary levels for each year are reviewed and fixed at the beginning of the year based primarily on the Company's performance during the preceding year and the general trends in executive salaries within the Company's industry. Cash bonuses are determined and paid shortly following the end of the year based primarily on the Company's performance, and that of its Common Stock, during the year, the extent to which the Company's goals for the year were met or exceeded and the success of management in addressing particular challenges that were presented during the year.

  In determining the cash bonuses to be paid for 1996 to the Company's senior executive officers, including the Chief Executive Officer, the Committee noted that the Company reported record revenues and earnings for the third year in a row and that this strong performance was reflected in continued appreciation in the market price of its Common Stock. In addition, the Committee observed that management continued to integrate successfully various operations that were acquired into the Company's logistics service and information network.

  Section 162(m) of the Internal Revenue Code generally limits (to $1,000,000 per covered executive) the deductibility of the annual compensation paid to a public company's chief executive officer and each of its other four most highly compensated executive officers. That section and proposed regulations thereunder contain certain exclusions from the deductibility limitation, including compensation that is determined on the basis of performance goals as well as compensation attributable to the exercise of stock options and rights, under plans that meet certain criteria and are approved by shareholders. The Company's 1996 Incentive Stock Plan has been designed to satisfy these criteria. Compensation attributable to the exercise of outstanding options previously granted under the Company's 1991 Incentive Stock Plan is also excludable from the deductibility limitation pursuant to certain transition rules under the Internal Revenue Code. The Committee is continuing to review the Company's compensation practices for covered executives with a view to preserving the deductibility of their compensation to the maximum extent practicable, taking all relevant factors into account, and will consider carefully the possible modification of any compensation arrangements that might be expected to result in any material loss of deductions. The Company's adoption, subject to approval of the Company's shareholders at the meeting, of the Executive Incentive Award Plan is consistent with that objective.

                                          THE COMPENSATION AND
                                           STOCK OPTION COMMITTEE
                                              John M. Fowler, Chairman
                                              Donald J. Keller
                                              Andrew L. Lewis IV
                                              John Radziwill

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  No member of the Compensation and Stock Option Committee is an officer or employee of the Company or any of its subsidiaries or participates in any of the Company's management compensation plans or programs. No executive officer of the Company is a director or member of the compensation committee of any other entity of which any member of the Company's Compensation and Stock Option Committee is an officer or employee.

                                 OTHER MATTERS

  As of the date of this Proxy Statement, the only business that the Board of Directors intends to present or knows that others will present at the meeting is that set forth above. If any other matter or matters are properly brought before the meeting or any adjournment thereof, the persons named in the accompanying form of proxy intend to vote on such matters in accordance with their judgment.

  The cost of soliciting proxies will be borne by the Company. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and the Company will reimburse them for their reasonable out-of-pocket expenses. Officers and directors may also solicit proxies but will not be specifically compensated for making such solicitations. The Company may retain Georgeson & Company, Inc. to assist in soliciting proxies and to send proxy materials to brokerage houses and other custodians, nominees and fiduciaries for transmittal to their principals, at an estimated cost of $6,500 plus out-of-pocket expenses.

  The Board of Directors has selected the firm of Arthur Andersen LLP as the Company's independent public accountants for the current fiscal year. Arthur Andersen LLP has served as the Company's independent public accountants since 1968. Representatives of Arthur Andersen LLP are expected to be present at the meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

  As a matter of policy, the Company will accord confidentiality to the votes of individual shareholders, whether submitted by proxy or ballot, except in limited circumstances, including any contested election, or as may be necessary to meet legal requirements. The Company will continue its long-standing practice of retaining an independent tabulator to receive and tabulate the proxies and ballots and independent inspectors of election to certify the results.

  Any shareholder desiring to present a proposal at the 1998 Annual Meeting of Shareholders and wishing to have that proposal included in the Proxy Statement for that meeting must submit the same in writing to the Secretary of the Company at 120 Tokeneke Road, Darien, Connecticut 06820 in time to be received by January 16, 1998.

                                          By Order of the Board of Directors

                                          Daniel J. McCauley, Secretary

Darien, Connecticut
May 16, 1997

                               ----------------

  THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, FOR THE YEAR ENDED DECEMBER 31, 1996, TO EACH SHAREHOLDER WHO FORWARDS A WRITTEN REQUEST TO THE SECRETARY, AIR EXPRESS INTERNATIONAL CORPORATION, 120 TOKENEKE ROAD, DARIEN, CONNECTICUT 06820. SUCH WRITTEN REQUEST MUST INCLUDE A GOOD FAITH REPRESENTATION THAT, AS OF MAY 8, 1997 (THE RECORD DATE), THE PERSON MAKING THE REQUEST WAS THE BENEFICIAL OWNER OF SECURITIES ENTITLED TO VOTE AT THE 1997 ANNUAL MEETING.

  COPIES OF SUCH FORM 10-K FURNISHED WITHOUT CHARGE WILL NOT INCLUDE ALL OF THE EXHIBITS THERETO, IF ANY, BUT WILL INCLUDE A LIST DESCRIBING ALL OF THE EXHIBITS NOT INCLUDED, COPIES OF WHICH WILL BE AVAILABLE AT A COST OF $1.00 PER PAGE.

                                                                      EXHIBIT A

                     AIR EXPRESS INTERNATIONAL CORPORATION
                        EXECUTIVE INCENTIVE AWARD PLAN

                                  ARTICLE I.
                        PURPOSE AND GENERAL DESCRIPTION

  The purpose of the Executive Incentive Award Plan (this "Plan") of Air Express International Corporation (the "Company") is to align more closely the interest of the Company's management and shareholders. Specifically, this Plan's objectives are to:

    . Focus management's attention on accomplishing results that can be expected to lead to increases in shareholder value;

    . Support the financial objectives of the Company; and

    . Offer a results-based compensation program that is competitive and delivers superior rewards for exceptional results.

  Accordingly, the Company may award to Covered Employees of the Company, annual incentive compensation on the terms and conditions established herein.

                                  ARTICLE II.
                                  DEFINITIONS

  As used in this Plan, the following terms shall have the meanings set forth below:

  "Annual Incentive Award" or "Award" means the compensation payable in cash granted under this Plan to a Participant by the Committee pursuant to such terms, conditions, restrictions and limitations established by the Committee and this Plan.

  "Base Salary" shall mean the actual base earnings of a Participant for a Plan Year, as approved by the Committee, exclusive of any Awards under this Plan or any other prior or present commitment, including contractual arrangements, any salary advance, any allowance or reimbursement, remuneration, and the value of any basic or supplemental employee benefits or perquisites.

  "Board" shall mean the Board of Directors of the Company.

  "Change in Control," for all purposes of this Plan, shall be deemed to have occurred if, with or without the approval of the Board, any of the following events shall occur:

  (a) more than forty percent (40%) of the Company's outstanding common stock (or the equivalent in voting power of any class or classes of outstanding securities of the Company ordinarily entitled to vote in the election of directors) shall be beneficially held or acquired by any corporation or person or group except with respect to any Participant who is included in any such person; or

  (b) there is a sale or other disposition of all or substantially all of the assets or business of the Company's and its subsidiaries.

  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

  "Commission" shall mean the Securities and Exchange Commission.

  "Committee" means the Compensation and Stock Option Committee of the Board, or such other committee designated by the Board to administer this Plan, provided that the Committee shall consist of two or more persons, each of whom is an "outside director" within the meaning of Section 162(m).

  "Company" means Air Express International Corporation, a Delaware corporation, and its successors and assigns together with any corporation of which at least fifty percent (50%) of the total combined voting power of all classes of stock is owned by the Company either directly or through one or more other corporations.

  "Covered Employees" means those Persons who are "covered employees" within the meaning of Section 162(m) with respect to this Plan for an applicable Plan Year.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  "Participant" means any Covered Employee and any person the Committee determines may be a Covered Employee for an applicable Plan Year.

  "Performance Goals" shall be defined as the objective performance criterion or criteria established by the Committee, pursuant to Article V hereof, for the purpose of determining Awards under this Plan.

  "Plan" shall mean the Executive Incentive Award Plan of the Company.

  "Plan Year" means the consecutive twelve (12) month period that constitutes the Company's fiscal year except with respect to the calendar year 1997, in which case the Plan Year shall begin on April 1, 1997 and end on December 31, 1997 and all calculations and determinations with respect to such Plan Year including without limitation the attainment of Performance Goals hereunder shall be made on a pro rata or other basis as determined by the Committee to satisfy the requirements of Section 162(m).

  "Section 162(m)" shall mean Section 162(m) of the Code and the regulations promulgated thereunder.

  "Standard Maximum Annual Incentive Award Amount" shall have the meaning set forth in Section 6.6 hereof.

                                 ARTICLE III.
                                ADMINISTRATION

  3.1 Authority of Committee. This Plan shall be administered by the Committee. Subject to the provisions of this Plan, the Committee shall have the authority in its sole discretion to administer and interpret this Plan and to exercise all the powers and authorities either specifically granted to it under this Plan or necessary or advisable in the administration of this Plan, including, without limitation, to establish the target and maximum Awards for each Participant; to determine the performance measures and their relative weighting; to determine whether, to what extent and under what circumstances any Award may be settled, cancelled, forfeited, exchanged or surrendered; to waive or modify any condition applicable to an Award subject to compliance with Section 162(m); to make adjustments in the performance goals of an Award
(i) in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, subject to compliance with Section 162(m), if applicable, or (ii) in response to changes in applicable laws, regulations, or accounting principles; to establish, amend or rescind any administrative policies; and to make all other determinations necessary or advisable for the administration of this Plan.

  3.2 Corrections of Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee shall deem desirable to carry it into effect.

  3.3 Committee Determinations Conclusive. The determinations of the Committee in the administration of this Plan, as described herein, shall be final and conclusive, provided, however, that no action shall be taken which will prevent Awards granted under this Plan that are intended to provide "performance-based compensation," within the meaning of Section 162(m), from doing so.

                                  ARTICLE IV.
                                  ELIGIBILITY

  4.1 Persons Eligible. All Participants shall be eligible to participate in this Plan. However, nothing in this Plan shall be interpreted or construed as providing or guaranteeing the payment of any Award hereunder to any person with respect to a particular Plan Year. Nothing herein shall be interpreted or construed as preventing payments by the Company to Participants outside this Plan.

  4.2 Withdrawal of Approval of Participation. The Committee may withdraw its approval for participation in this Plan for a Participant at any time. In the event of such withdrawal, such Participant shall cease to be a participant as of the date designated by the Committee and the employee shall be notified of such withdrawal as soon as practicable following such action. Further, such Participant shall cease to have any right to an Award for the Plan Year in which such withdrawal is effective, provided, however, that the Committee may in its sole discretion, authorize a prorated award based on the number of full months or participation prior to the effective date of such withdrawal and the Company's performance during such period.

                                  ARTICLE V.
                        PERFORMANCE GOALS AND MEASURES

  5.1 Compliance with Code Section 162(m). Performance Goals that are intended to comply with Section 162(m) shall be established by the Committee within the time period prescribed in Section 162(m) for a Plan Year relating to a specific Award.

  5.2 Performance Goals for a Participant. The Performance Goals may be identical for all time periods. The Performance Goals may be identical for all Participants or, at the sole discretion of the Committee, may be different to reflect more appropriate measures of individual performance.

  5.3 Performance Goal Criteria. The criterion or criteria used in establishing Performance Goals may, at the sole discretion of the Committee, include one or any combination of the following: (i) return on equity, assets, capital or investment; (ii) pre-tax or after-tax profit levels expressed in absolute dollars or earnings per share of the Company; (iii) cash flow or similar measures; or (iv) price per share of the Company's equity securities. The

Performance Goals established by the Committee shall include a threshold level of performance below which no Award will be payable and a maximum Award opportunity for each Participant. Performance Goals also may be based upon attaining specified levels of Company performance based upon one or more of the criteria described above relative to prior periods or the performance of other companies.

  5.4 Determination of Attainment of Performance Goals. Attainment of the Performance Goals shall be determined by the Committee in accordance with generally accepted accounting principles where applicable and certified in writing by the Committee, and any such determination shall be made in accordance with Section 162(m).

  5.5 Adjustments to Measure of Attainment of Goal. The Committee shall be authorized to make adjustments in the method of calculating attainment of Performance Goals in recognition of: (i) extraordinary or non-recurring items,
(ii) changes in tax laws, (iii) changes in generally accepted accounting principles or changes in accounting policies, (iv) charges related to restructured or discontinued operations, (v) restatement of prior period financial results and (vi) any other unusual, non-recurring gain or loss that is separately identified and quantified in the Company's financial statements. Notwithstanding the foregoing, the Committee may, at its sole discretion, reduce the performance results upon which Awards are based under this Plan to offset any unintended result(s) arising from events not anticipated when the Performance Goals were established, provided that such adjustment is permitted by Section 162(m).

                                  ARTICLE VI.
                AWARD PAYMENTS / ADJUSTMENTS / MAXIMUM AMOUNTS

  6.1 Method of Payment. Awards under this Plan shall be paid in cash.

  6.2 Review and Certification of Performance. The Committee shall review the prior year's performance in relation to the Performance Goals and determine the level of achievement of the Performance Goals.

  6.3 Time of Payment. Payment of Awards to Participants under this Plan shall occur only after the Committee has certified in writing as provided herein that the Performance Goals have been achieved for the relevant Plan Year.

  6.4 Downward Adjustments. Notwithstanding the attainment of Performance Goals of the Company as a whole, Awards for individual Participants under this Plan may be denied or adjusted downward by the Committee, in its sole judgment, based on its assessment of the Participant's performance.

  6.5 Maximum Award Amount for Individual. The maximum Annual Incentive Award that may be granted to a Participant under this Plan for any Plan Year shall be seventy-five percent (75%) of the Standard Maximum Annual Incentive Award as determined pursuant to Section 6.6 below

  6.6 Maximum Award Amount for All Participants. The maximum aggregate Annual Incentive Awards that may be granted to all Participants for any Plan Year shall not exceed four percent (4%) of the Company's consolidated pre-tax income before accrual for any Award hereunder (the "Standard Maximum Annual Incentive Award Amount"). Notwithstanding the previous sentence, if in any Plan Year the Standard Maximum Annual Incentive Award Amount is not awarded, then the Standard Maximum Annual Incentive Award Amount for the next Plan Year shall be increased by the lesser of (1) an amount equal to twenty five percent (25%) of the

Standard Maximum Annual Incentive Award Amount for the current Plan Year, or
(2) an amount equal to the difference between (x) the Standard Maximum Annual Incentive Award Amount for the current Plan Year, minus (y) an amount equal to the actual aggregate annual Awards for all Participants for the current Plan Year.

                                 ARTICLE VII.
                           DEFERRALS AND SETTLEMENTS

  The Committee may permit Participants to elect to defer receipt of all or a portion of the Annual Incentive Award under such terms and conditions as determined by the Committee in its sole discretion and in compliance with
Section 162(m).

                                 ARTICLE VIII.
                               WITHHOLDING TAXES

  The Company shall have the right to deduct from any payment to be made pursuant to this Plan the amount of any taxes required by law to be deducted or withheld.

                                  ARTICLE IX.
                  NO RIGHT TO CONTINUED EMPLOYMENT OR AWARDS

  No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or its subsidiaries. Further, the Company expressly reserves the right at any time to terminate the employment of any Participant free from any liability or any claim under this Plan, except as provided herein.

                                  ARTICLE X.
                               CHANGE IN CONTROL

  10.1 Acceleration of Attainment of Performance Goal Level. Immediately upon a Change in Control, all outstanding Awards (except Awards held by a Participant included in any person causing a Change in Control pursuant to clause (a) of the definition of Change in Control) shall be deemed earned at the maximum Performance Goal level, and the Company shall make payment in cash to each Participant within ten (10) days after the effective date of the Change in Control in the amount of such maximum Award.

  10.2 No Limitation on Company Structure or Capitalization. The granting of Awards under this Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize, or otherwise change its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any portion of its businesses or assets.

  10.3 Possible Existence of Excess Parachute Payment. It is recognized that under certain circumstances: (a) payments or benefits provided to a Participant under this Plan might give rise to an "excess parachute payment" within the meaning of Section 280G of the Code; (b) it might be beneficial to a Participant to disclaim some portion of the payment or benefit in order to avoid such "excess parachute payment" and thereby avoid the imposition of an excise tax resulting therefrom; and (c) under such circumstances it would not be to the disadvantage of the Company to permit the Participant to disclaim any such payment or benefit in order to avoid the "excess parachute payment" and the excise tax resulting therefrom.

  10.4 Excess Parachute Payment Disclaimer. A Participant may, at such Participant's option, exercisable at any time or from time to time, disclaim any entitlement to any portion of the payment or benefits arising under this Plan which would constitute "excess parachute payments," and it shall be such Participant's choice as to which payments or benefits shall be so surrendered, if and to the extent that such Participant exercises such option, so as to avoid "excess parachute payments."

                                  ARTICLE XI.
              AMENDMENT, MODIFICATION, SUSPENSION OR TERMINATION

  The Board may amend, modify, suspend or terminate this Plan for any purpose except that no amendment or alteration shall be effective prior to approval by the Company's shareholders to the extent such approval is then required pursuant to Section 162(m) or otherwise required by law. Further, no amendment to this Plan shall be effective that would (i) increase the maximum amount that can be paid to a Participant under this Plan, (ii) change the performance criteria set forth in Article V hereof for payment of Awards or (iii) modify the eligibility requirements for Participants in this Plan unless first approved by the Company's shareholders.

                                 ARTICLE XII.
                                 GOVERNING LAW

  The validity, construction and effect of this Plan and any actions taken or relating to this Plan shall be determined in accordance with the laws of the State of Delaware and applicable United States law.

                                 ARTICLE XIII.
                    OTHER BENEFIT AND COMPENSATION PROGRAMS

  Unless otherwise specifically provided to the contrary in the relevant plan, program or practice, settlements of Awards received by participants under this Plan shall not be deemed a part of a Participant's regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan, program or practice or any severance policy of the Company. Further, the Company may adopt other compensation programs, plans or arrangements as it deems appropriate or necessary.

                                 ARTICLE XIV.
                            SUCCESSORS AND ASSIGNS

  This Plan shall be binding on all successors and assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of such Participant's creditors.

                                  ARTICLE XV.
                                EFFECTIVE DATE

  This Plan shall be effective as of the date it is approved by the Board. Notwithstanding the foregoing, the adoption of this Plan is expressly conditioned upon approval by the Company's shareholders at the annual meeting held in 1997. If the shareholders of the Company shall fail to approve this Plan at such meeting, this Plan shall terminate and cease to be of any further force or effect.

                                 ARTICLE XVI.
                                TRANSFERABILITY

  Until paid, Awards shall not be subject to the claims of creditors and may not be assigned, alienated, transferred or encumbered in any way other than by will or pursuant to the laws of descent and distribution.

                                 ARTICLE XVII.
                         INDEMNIFICATION OF COMMITTEE

  In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, each of the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with this Plan or any Award made hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding to the maximum extent permitted by law.

                                ARTICLE XVIII.
                                INTERPRETATION

  This Plan as applicable to certain employees is designed and intended to comply with Section 162(m), and all provisions hereof shall be construed in a manner to so comply with respect to such employee. Except as otherwise provided herein, to the extent that any provision of this Plan or any action by the Committee under this Plan fails to comply with Section 162(m), such provision or action shall, without further action by any person, be deemed automatically amended to the extent necessary to effect compliance with
Section 162(m), provided that if any such provision or action cannot be amended to effect such compliance, such provision or action shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

                     AIR EXPRESS INTERNATIONAL CORPORATION

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                 JUNE 19, 1997


          The undersigned, revoking any proxy heretofore given, hereby appoints Hendrik J. Hartong, Jr., Guenter Rohrmann and Daniel J. McCauley, or each or any of them, the attorney and proxy of the undersigned, with full power of substitution, to vote on behalf of the undersigned all shares that the undersigned, if personally present, would be entitled to vote at the Annual Meeting of Shareholders of Air Express International Corporation to be held on June 19, 1997, at the Hyatt Regency, Greenwich, 1800 East Putnam Avenue, Old Greenwich, Connecticut 06870, at 11:00 a.m., Eastern Daylight Time, and at any adjournment thereof.

          UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF ALL NOMINEES LISTED IN THE ACCOMPANYING PROXY STATEMENT AND FOR APPROVAL OF THE ADOPTION OF THE EXECUTIVE INCENTIVE AWARD PLAN, AS DESCRIBED IN THE PROXY STATEMENT; if specific instructions are indicated, this Proxy will be voted in accordance therewith. The Board of Directors recommends a vote FOR all of the listed nominees and FOR approval of the adoption of the Executive Incentive Award Plan.

               (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                             FOLD AND DETACH HERE.
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

THE BOARD OF DIRECTORS       PLEASE MARK YOUR           [X]
 RECOMMENDS A VOTE FOR THE   VOTE AS INDICATED IN
 ELECTION OF EACH OF THE     THE EXAMPLE.
 NOMINEES NAMED BELOW AND
 FOR APPROVAL OF THE
 ADOPTION OF THE EXECUTIVE
 INCENTIVE AWARD PLAN.

1.  ELECTION OF DIRECTORS

FOR ALL NOMINEES LISTED        WITHHOLD
(EXCEPT AS NOTED TO THE        AUTHORITY
 CONTRARY)

                                         NOMINEES: JOHN M. FOWLER, HENDRIK J.
                                                   HARTONG, JR., DONALD J.
                                                   KELLER, ANDREW L.LEWIS IV,
                                                   RICHARD T. NINER, JOHN
                                                   RADZIWILL, GUENTER ROHRMANN
                                                   AND NOEL E.VARGAS.

                                          (INSTRUCTION: TO WITHHOLD AUTHORITY TO
                                           VOTE FOR ANY INDIVIDUAL NOMINEE,
                                           WRITE THAT NOMINEE'S NAME IN THE
                                           SPACE PROVIDED BELOW.)

     [  ]                          [   ]   ------------------------------------


2. APPROVAL OF THE EXECUTIVE
   INCENTIVE AWARD PLAN.

FOR       AGAINST         ABSTAIN
[_]         [_]            [_]            3.  IN THEIR DISCRETION, THE PROXIES
                                              ARE AUTHORIZED TO TRANSACT SUCH
                                              OTHER BUSINESS AS MAY PROPERLY
                                              COME BEFORE THE MEETING OR ANY
                                              ADJOURNMENT THEREOF.


                                              PLEASE SIGN EXACTLY AS NAME
                                              APPEARS HEREON. IF THE SHARES ARE
                                              REGISTERED IN THE NAMES OF TWO OR
                                              MORE PERSONS, EACH SHOULD SIGN.
                                              EXECUTORS, ADMINISTRATORS,
                                              TRUSTEES, GUARDIANS, ATTORNEYS-IN-
                                              FACT, GENERAL PARTNERS AND OTHER
                                              PERSONS ACTING IN A REPRESENTATIVE
                                              CAPACITY, SHOULD ADD THEIR TITLE.
                                              WHEN THE PROXY IS GIVEN BY A
                                              CORPORATION, IT SHOULD BE SIGNED
                                              BY AN AUTHORIZED OFFICER.

                                              DATED         , 1997
                                                    --------


                                              ---------------------------------

                                              ---------------------------------
                                              PLEASE COMPLETE, FILL IN DATE,
                                              SIGN AND MAIL THIS PROXY PROMPTLY
                                              USING THE ENCLOSED POST-PAID
                                              RETURN ENVELOPE.


                             FOLD AND DETACH HERE.